UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2025

ONE STOP SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38371	33-0885351
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2235 Enterprise Street #110

Escondido, California 92029

(Address of principal executive offices)

(760) 745-9883

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value per share	OSS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On September 29, 2025, One Stop Systems, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with institutional investors (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors in a registered direct offering (the “Offering”) 2,500,000 shares of the Company’s Common Stock (the “Common Stock”), par value $0.0001 per share. The Common Stock was sold pursuant to a prospectus supplement, filed on October 1, 2025 to the Registration Statement on Form S-3, originally filed on August 18, 2023 with the SEC (File No. 333-274073), and declared effective by the SEC on August 25, 2023. No Pre-Funded Warrants were sold in this Offering.

The Company has engaged A.G.P./ Alliance Global Partners (“A.G.P.”) and Roth Capital Partners, LLC (“Roth”, and together with A.G.P., the “Placement Agents”) to act as the exclusive placement agents, whereby A.G.P. is serving as lead placement agent, and Roth, as joint-placement agent in connection with this offering. The Placement Agents have agreed to use their reasonable best efforts to sell the securities offered. The Company has agreed to pay an aggregate cash fee equal to 6.00% of the aggregate purchase price paid by the purchasers in this offering to the Placement Agents. The Company has also agreed to reimburse the Placement Agents for certain of their offering-related expenses. The Placement Agents are not purchasing or selling any shares offered by this prospectus supplement and the accompanying base prospectus. The Company will bear all costs associated with this offering.

The Company received aggregate gross proceeds from the Offering of $12,500,000 before deducting the placement agents’ fees and the Company’s Offering expenses. The Offering closed on October 1, 2025.

The Company’s directors and officers have entered into lock-up agreements (each a “Lock-Up Agreement”). Under the Lock-Up Agreement, these individuals have agreed, subject to specified exceptions, not to sell or transfer any shares of common stock or securities convertible into, or exchangeable or exercisable for, the Company’s common stock during a period ending ninety (90) days after September 29, 2025 without first obtaining the written consent of the purchaser parties to the Securities Purchase Agreement.

In addition, the Company has agreed to be subject to a lock-up for a period of forty-five (45) days following the date of closing of the Offering. This means that, during the applicable lock-up period, the Company may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any of its Common Stock or any securities convertible or exercisable or exchangeable for, Common Stock, subject to certain exceptions.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

The foregoing description of the Purchase Agreement, and Placement Agency Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Purchase Agreement, Lock-Up Agreement and Placement

Agency Agreement which are filed as Exhibits 10.1, 10.2, and 10.3, to this Current Report on Form 8-K and incorporated herein by reference.

The legal opinion, including the related consent, of Procopio, Cory, Hargreaves & Savitch LLP relating to the issuance and sale of the Common Stock is filed as Exhibit 5.1 hereto.

Item 7.01	Regulation FD Disclosure.

On September 30, 2025, the Company issued a press release announcing the pricing of the Offering. On October 1, 2025, the Company issued a press release announcing the closing of the Offering. Copies of the press releases are attached as Exhibit 99.1 and 99.2 to this Form 8-K and are hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
5.1	Opinion of Procopio, Cory, Hargreaves & Savitch LLP
10.1	Securities Purchase Agreement, dated September 29, 2025
10.2	Form of Lock-Up Agreement
10.3	Placement Agency Agreement dated September 29, 2025
23.1	Consent of Procopio, Cory, Hargreaves & Savitch LLP (included in Exhibit 5.1)
99.1	Press Release dated September 30, 2025
99.2	Press Release dated October 1, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2025

ONE STOP SYSTEMS, INC.

By: /s/Mike Knowles
Mike Knowles
Chief Executive Officer